UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 30, 2020

Date of Report (Date of earliest event reported)

RED METAL RESOURCES LTD.

(Exact name of registrant as specified in its charter)

NEVADA	000-52055	20-2138504
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

278 Bay Street, Suite 102
Thunder Bay, ON		P7B 1R8
(Address of principal executive offices)		(Zip Code)

1 (807) 345-5380

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 30, 2020, Red Metal Resources Ltd. (“Red Metal” or the “Company”) entered into debt settlement agreement (the “Agreement”) with Ms. Caitlin Jeffs, the Company’s CEO, President, and a Director, whereby the Company agreed to convert USD$167,103.91 the Company owed to Ms. Jeffs under convertible notes payable the Company issued to Ms. Jeffs into 3,713,420 shares of the Company’s common stock (the “Shares”) at a deemed price of $0.045 per Share.

The Shares were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”) relying on Ms. Jeffs’ representations that she was not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S promulgated under the Act, as amended, and that she was not in the United States at the time the Shares were issued.

The above does not constitute an offer to sell or a solicitation of an offer to buy any of the Company’s securities in the United States. The securities have not been registered under the Act and may not be offered or sold within the United States or to U.S. persons unless an exemption from such registration is available.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described under Item 1.01 of this Form 8-K, on January 30, 2020, pursuant to the debt settlement agreements with Ms. Jeffs, the Company issued to Ms. Jeffs a total of 3,713,420 shares of the Company’s common stock. The shares were issued pursuant to the provisions of Regulation S of the United States Securities Act of 1933, as amended (the “Act”). Ms. Jeffs representations that she was not a “U.S. Person” as that term is defined in Rule 902(k) of Regulation S promulgated under the Act, as amended, and that she was not in the United States at the time the Shares were issued.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description of Exhibit

10.1	Debt Settlement Agreement between Caitlin Jeffs and Red Metal Resources Ltd. dated January 30, 2020.
99.1	News Release dated January 31, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RED METAL RESOURCES LTD.

Date: January 31, 2020	By: /s/ Joao da Costa
Name: Joao da Costa
Title: Chief Financial Officer